June 17, 2002

eMagin Corporation
2070 Route 52
Hopewell Junction, NY 12533

Ladies and Gentlemen:

The Travelers Insurance Company ("Travelers") hereby submits the following proposal concerning the Convertible Promissory Note (the "Note") dated August 20, 2001, as amended to date, issued by eMagin Corporation ("eMagin") and the Note Purchase Agreement (the "Note Purchase Agreement") entered into as of August 20, 2001, between eMagin and Travelers:

1. On or before June 21, 2002, eMagin will issue to Travelers in exchange for the Note a new note (the "New Note") due August 30, 2002, in a principal amount equal to the principal of and accrued interest on the Note as of the date of issuance of the New Note. The New Note will be convertible into common stock of eMagin ("Common Stock") or exchangeable for other securities of eMagin, substantially as described in the proposed amendment to the Note (the "Proposed Amendment") attached hereto. Without Travelers' consent, after the issuance of the New Note, eMagin will not grant any additional security interests in any of its assets, other than to lenders that extend additional financing (which is not an extension of or issued in exchange for previously outstanding indebtedness).

2. eMagin will issue to Travelers or its nominee, concurrently with the issuance of the New Note or as promptly thereafter as reasonably practicable, (i) warrants covering the number of shares of Common Stock, having the exercise prices and expiring three years after the issuance date, indicated on Schedule I hereto, which the parties agree shall satisfy the obligations of the Borrower pursuant to Section 1(d) of the Note Purchase Agreement, and (ii) five-year warrants covering 1,200,000 shares of Common Stock, having an exercise price of $0.5264 per share. All such warrants shall provide that they may not be exercised by any holder that would be a Restricted Lender for purposes of the New Note. The terms of all such warrants (including a provision permitting "cashless" exercise) shall be reasonably acceptable to the parties.

3. In order to enable the parties to document the transactions described above, the Maturity Date of the Note is extended until June 21, 2002. During the period until the new Maturity Date, eMagin and Travelers will endeavor to complete the necessary documentation in a form reasonably acceptable to Travelers.

If the foregoing is acceptable to you, please countersign this letter in the space provided below, whereupon this letter will represent the agreement of eMagin and Travelers as of the date first written above.

                                            Very truly yours,

                                            THE TRAVELERS INSURANCE COMPANY



                                            By: ________________________


Accepted and agreed to:

EMAGIN CORPORATION



By: _______________________

                               PROPOSED AMENDMENT

(1) Section 1 of the Note is hereby amended by deleting "June 21, 2002" and inserting in the place of such deletion "August 30, 2002."

(2) Section 4 of the Note is hereby deleted in its entirety and the following text shall be inserted in the place of such deletion:

"OPTIONAL CONVERSION OR EXCHANGE. (a) Subject to the provisions of paragraph (b) of this Section 4, at any time before the Maturity Date, the Lender shall have the right, at its option, to convert (a "Voluntary Conversion") all or any portion of the outstanding principal amount of and accrued interest on this Note into such number of fully paid and nonassessable shares of common stock of the Borrower ("Common Stock," which term shall also include any other securities or consideration that may be issuable on such conversion as provided herein) as is obtained by dividing (i) the outstanding principal amount and accrued interest on the Note or portion thereof to be converted by (ii) $0.5264 (subject to adjustment as provided herein, the "Conversion Price"). Such right of conversion shall be exercised by the Lender by giving written notice that the Lender elects to convert the outstanding principal amount and accrued interest on the Note, or a specified portion thereof, into shares of Common Stock, and by surrender of the Note to be converted, to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificates for such securities shall be issued.

"(b) Notwithstanding anything to the contrary in the foregoing, at any time when the Lender (i) is The Travelers Insurance Company or any entity controlling, controlled by or under common control with The Travelers Insurance Company, and
(ii) is directly or indirectly the beneficial owner of more than 10 percent of the Common Stock for purposes of Section 16 of the Securities Act of 1934, as amended (a Lender described in clauses (i) and (ii) being referred to as a "Restricted Lender"), then the Lender may not convert all or any portion of this
Note into Common Stock as provided in paragraph (a) of this Section 4, but may instead elect, at any time and in the same manner as such conversion right could otherwise be exercised, to exchange all or a portion of the principal amount of and accrued interest on this Note into one of the following, as designated by the Borrower (collectively, "Exchange Securities"): (x) a number of fully paid and nonassessable shares of convertible preferred stock of the Company ("Exchange Preferred"), each having a liquidation preference of $0.001 per share, equivalent to the amount obtained by dividing the outstanding principal amount and accrued interest on the Note or portion thereof to be exchanged by the Conversion Price, or (y) a ten-year, non-interest bearing note (an "Exchange Note"), in a principal amount equal to the outstanding principal amount and accrued interest on the Note or portion thereof to be exchanged. Shares of Exchange Preferred shall be convertible at the holder's election at any time, provided that the holder is not a Restricted Lender, into a number of fully paid and nonassessable shares of Common Stock initially equal to one per share of Exchange

Preferred, but subject to adjustment in the same manner as the Conversion Price. An Exchange Note shall be convertible at the holder's election at any time, provided that the holder is not a Restricted Lender, into a number of fully paid and nonassessable shares of Common Stock equal to the principal amount of the Exchange Note divided by the Conversion Price. At maturity, provided that it has not been converted, the principal amount of the Exchange Note shall be payable in a number of shares of Common Stock equal to the principal amount of the Exchange Note divided by the Conversion Price.

"(c) The Borrower shall, as soon as practicable after the date of conversion or exchange, issue and deliver at the office described above to the Lender, or to its nominees, a certificate or certificates for the Common Stock or Exchange Securities to which such Lender shall be entitled, together with cash in lieu of any fraction of a share. The Borrower shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion or exchange of the Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note or any outstanding Exchange Securities.

"(d) In the event the Borrower at any time or from time to time after May 31, 2002 shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividend or distribution.

"(e) In the event the Borrower at any time or from time to time after May 31, 2002 shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of current earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Lender shall receive upon conversion of the Note, in addition to the number of shares of Common Stock receivable thereupon, the kind and amount of securities of the Borrower, cash or other property which they would have been entitled to receive had the Note been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Lender as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holder of the Note.

"(f) If there shall occur any reorganization, recapitalization, consolidation or merger involving the Borrower in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (d) or (e) of this Section 4), then, following any such reorganization, recapitalization, consolidation or merger, this Note shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Borrower issuable upon conversion of the Note immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Borrower) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of this Note, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of this Note.

"(g) The Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion or exchange rights of the Lender against impairment."

(3) Section 8 of the Note is hereby deleted in its entirety and the following text shall be inserted in the place of such deletion: "PREPAYMENT. The Borrower may pre-pay the Note in full, including all interest owed thereon through the date of payment, at any time prior to the Maturity Date without penalty, on at least 15 days' written notice to the Lender. If at any time after May 31, 2002 and prior to the Maturity Date the Borrower has raised an aggregate of at least $5 million through the sale of debt or equity securities or by borrowing from one or more lenders, then the Borrower shall offer the Lender the right, on a Business Day not more than 15 or less than 5 days after the date the offer is received by the Lender, to tender at least 50% in principal amount of the Note in exchange for payment from the Borrower of the principal amount tendered and all interest owed thereon through the date of payment. If at any time after May 31, 2002 and prior to the Maturity Date the Borrower has raised an aggregate of at least $10 million through the sale of debt or equity securities or by borrowing from one or more lenders, then the Borrower shall offer the Lender the right, on a Business Day not more than 15 or less than 5 days after the date the offer is received by the Lender, to tender the entire principal amount of the Note in exchange for payment from the Borrower of the principal amount and all interest owed thereon through the date of payment."


                                                            Schedule I
                                                       eMagin Corporation
                                                       Citi Bridge Financing
                                                       Warrant Pricing

                                                                    20 day Wtg
                 Close                                                Avg Vol     106%
     Date        Price             Volume                              Price    Pricing                            Warrants
   ---------     ------  ----------------                          ------------ -------                            -----------------
   7/23/2001      1.94             22,800          44,232
   7/24/2001      1.91             69,100         131,981
   7/25/2001      1.86             67,900         126,294
   7/26/2001      1.85             26,100          48,285
   7/27/2001      1.90             12,200          23,180
   7/28/2001
   7/29/2001
   7/30/2001      1.95             54,100         105,495
   7/31/2001      2.00            129,600         259,200
    8/1/2001      1.99             26,100          51,939
    8/2/2001      2.05             78,400         160,720
    8/3/2001      2.10             21,900          45,990
    8/4/2001
    8/5/2001
    8/6/2001      2.09             13,800          28,842
    8/7/2001      2.00             48,600          97,200
    8/8/2001      1.85             27,100          50,135
    8/9/2001      1.80             28,000          50,400
   8/10/2001      1.76             36,500          64,240
   8/11/2001
   8/12/2001
   8/13/2001      1.80             18,600          33,480
   8/14/2001      1.90             12,600          23,940
   8/15/2001      1.82             24,300          44,226
   8/16/2001      1.69             69,600         117,624
   8/17/2001      1.65             63,000         103,950
   8/18/2001
   8/19/2001
   8/20/2001      1.61             52,600          84,686
   8/21/2001      1.61             50,400          81,144
   8/22/2001      1.55             10,900          16,895
   8/23/2001      1.45             46,800          67,860
   8/24/2001      1.55             21,300          33,015          $   1.82     $   1.93      $     50,000            25,907
   8/25/2001
   8/26/2001
   8/27/2001      1.55             18,000          27,900
   8/28/2001      1.50             31,300          46,950
   8/29/2001      1.42             37,800          53,676
   8/30/2001      1.29             37,900          48,891
   8/31/2001      1.30             25,900          33,670          $   1.64     $   1.74      $     50,000            28,736
    9/1/2001
    9/2/2001
    9/3/2001
    9/4/2001      1.14             90,900         103,626
    9/5/2001      1.10            143,300         157,630
    9/6/2001      1.12             38,000          42,560
    9/7/2001      1.15             53,400          61,410          $   1.41     $   1.50      $     50,000            33,333
    9/8/2001
    9/9/2001
   9/10/2001      1.27             48,200          61,214          $   1.39     $   1.47      $     50,000            34,014
   9/11/2001
   9/12/2001
   9/13/2001
   9/14/2001
   9/15/2001
   9/16/2001
   9/17/2001      1.30            106,500         138,450
   9/18/2001      1.75            173,500         303,625
   9/19/2001      1.95            249,200         485,940
   9/20/2001      1.77             61,500         108,855
   9/21/2001      1.50             75,000         112,500          $   1.51     $   1.60      $     50,000            31,250
   9/22/2001
   9/23/2001
   9/24/2001      1.70             75,500         128,350
   9/25/2001      1.69             49,800          84,162
   9/26/2001      1.66             18,600          30,876
   9/27/2001      1.70             24,700          41,990
   9/28/2001      1.67             52,100          87,007          $   1.53     $   1.62      $     50,000            30,864
   9/29/2001
   9/30/2001
   10/1/2001      1.65             12,800          21,120
   10/2/2001      1.56             10,000          15,600
   10/3/2001      1.65             32,000          52,800
   10/4/2001      1.55             34,900          54,095
   10/5/2001      1.57              3,200           5,024          $   1.55     $   1.64      $     50,000            30,488
   10/6/2001
   10/7/2001
   10/8/2001      1.48             23,500          34,780
   10/9/2001      1.29             71,900          92,751
  10/10/2001      1.17             68,200          79,794
  10/11/2001      1.33            113,900         151,487
  10/12/2001      1.35             47,400          63,990          $   1.60     $   1.70      $     50,000            29,412
  10/13/2001
  10/14/2001
  10/15/2001      1.40             14,900          20,860
  10/16/2001      1.55             34,300          53,165
  10/17/2001      1.37             27,100          37,127
  10/18/2001      1.35             41,000          55,350
  10/19/2001      1.31             25,400          33,274          $   1.46     $   1.55      $     50,000            32,258
  10/20/2001
  10/21/2001
  10/22/2001      1.30             14,000          18,200
  10/23/2001      1.26             15,900          20,034
  10/24/2001      1.36             17,700          24,072
  10/25/2001      1.30             22,200          28,860
  10/26/2001      1.28             17,400          22,272          $   1.37     $   1.45      $     50,000            34,483
  10/27/2001
  10/28/2001
  10/29/2001      1.22             37,100          45,262
  10/30/2001      1.30             95,500         124,150
  10/31/2001      1.45             49,300          71,485
   11/1/2001      1.50             12,800          19,200
   11/2/2001      1.40             39,600          55,440          $   1.33     $   1.41      $     50,000            35,461
   11/3/2001
   11/4/2001
   11/5/2001      1.35             24,400          32,940
   11/6/2001      1.30             37,800          49,140
   11/7/2001      1.26             13,100          16,506
   11/8/2001      1.29             67,400          86,946
   11/9/2001      1.26             22,400          28,224          $   1.34     $   1.42      $     50,000            35,211
  11/10/2001
  11/11/2001
  11/12/2001      1.29             34,300          44,247
  11/13/2001      1.29             62,100          80,109
  11/14/2001      1.26             44,900          56,574
  11/15/2001      1.39             56,800          78,952
  11/16/2001      1.41             90,700         127,887          $   1.33     $   1.41      $     50,000            35,461
  11/17/2001
  11/18/2001
  11/19/2001      1.37             30,500          41,785
  11/20/2001      1.44             64,400          92,736
  11/21/2001      1.49              4,500           6,705
  11/22/2001
  11/23/2001      1.47             13,900          20,433          $   1.35     $   1.43      $     50,000            34,965
                                                                                              ----------------- ----------------

                                                                                      Total   $    700,000           451,842
